Exhibit 10.4

AMENDMENT NO. 1 TO AMEDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Amendment") is effective as of March 30, 2012 (the "Amendment Effective Date"), by and between FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation (the "Company"), and GARY A. NORCROSS (the "Employee") and amends that certain Amended and Restated Employment Agreement dated as of December __, 2009 (the “Agreement”). In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:
1.The first sentence of Section 2 of the Agreement is deleted and the following shall be inserted in lieu thereof:
“2.    Employment and Duties. Subject to the terms and conditions of this Agreement, Company employs Employee to serve as President and Chief Operating Officer reporting to the Company's Chief Executive Officer (the “CEO”), or in such other capacity as may be mutually agreed by the parties.”
2.The first sentence of Section 4 of the Agreement is deleted and the following shall be inserted in lieu thereof:
“4.    Salary. During the Employment Term, Company shall pay Employee an annual base salary, before deducting all applicable withholdings, of no less than $700,000 per year, which reflects Employee's current annual base salary, payable at the time and in the manner dictated by Company's standard payroll policies.”
3.The second sentence of Section 5(c) of the Agreement is deleted and the following shall be inserted in lieu thereof:
“Effective as of April 1, 2012, Employee's target Annual Bonus under the Annual Bonus Plan shall be no less than 190% of Employee's then current Annual Base Salary, with a maximum of up to 380% of Employee's then current Annual Base Salary (collectively, the target and maximum Annual Bonus are referred to as the “Annual Bonus Opportunity”). For calendar year 2012, Employee's Annual Bonus Opportunity shall be calculated on the basis of a pro-rated 175% target bonus and 350% maximum bonus during the period from January 1, 2012 through March 31, 2012 and a pro-rated 190% target bonus and 380% maximum bonus during the period from April 1, 2012 through December 31, 2012.”
IN WITNESS WHEREOF the parties have executed this Amendment to be effective as of the Amendment Effective Date.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
By:	/s/ Michael Gravelle

Its:	Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary

GARY A. NORCROSS
/s/ Gary A. Norcross